FIRST AMENDMENT TO CREDIT AGREEMENT



     THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of June 29, 1994 (this "Amendment") is by and among MASCOTECH, INC., a Delaware corporation, the Banks, NBD BANK, N.A., a national banking association, as Agent for the Banks, and COMERICA BANK, a Michigan banking association, THE BANK OF NEW YORK, a New York banking corporation, THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York banking association, and NATIONSBANK OF NORTH CAROLINA, N.A., a national banking association, as Co-Agents.


                                    RECITALS

     A. The Company, the Banks, the Agent and the Co-Agents are parties to a Credit Agreement dated as of September 2, 1993. Capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed thereto in such Agreement.

     B. The Company, the Banks, the Agent and the Co-Agents are willing to amend the Agreement as set forth herein.


                                     TERMS

     In consideration of the premises and of the mutual agreements herein contained, the parties hereby agree as follows:

ARTICLE I.  AMENDMENTS.  Upon fulfillment of the conditions set forth in
Article III hereof, the Agreement shall be amended as follows:


     1.1 Recital B of the Agreement is amended by deleting the second sentence thereof.

     1.2     Section 1.1 is hereby amended as follows:

     (a) The definition of "Applicable Margin" is amended by adding the following new paragraph to the end of such definition:

        Notwithstanding anything in this definition of "Applicable Margin" to the contrary, if the Company has an Investment Grade Senior Debt Rating at any time, including at any time prior to the end of an Application Period, the Applicable Margin shall change on the date such Investment Grade Senior Debt Rating is effective such that the Applicable Margin is (i) 0.45% at any time Level II Status is in effect, or (ii) 0.375% at any time Level I Status is in effect.

PAGE

     (b) The definition of "Available Masco Corporation Funding Commitment" is restated in its entirety as follows:

        "Available Masco Corporation Funding Commitment" means, as of any date, any unused and available amount of the "Commitment" of Masco Corporation under, and as defined in, the Securities Purchase Agreement, provided that such amount for purposes of this definition shall not exceed $100,000,000.


     (c) The following definitions are added in appropriate alphabetical order:

        "Investment Grade Senior Debt Rating" means, at any date, that the senior unsecured unenhanced long term debt of the Company is rated BBB- or better by S&P and Baa3 or better by Moody's, regardless of whether the Company has any such debt outstanding.

        "Level I Status" means, at any date, that the senior unsecured unenhanced long term debt of the Company is rated BBB or better by S&P and Baa2 or better by Moody's, regardless of whether the Company has any such debt outstanding.

        "Level II Status" means, at any date, that the senior unsecured unenhanced long term debt of the Company is rated BBB- or better by S&P and Baa3 or better by Moody's and Level I status does not exist, regardless of whether the Company has any such debt outstanding.

        "Moody's" means Moody's Investors Service, Inc. or any successor thereto. Any rating or change in rating given by Moody's shall be deemed effective, and in effect, when publicly announced by Moody's.

        "S&P" means Standard & Poor's Corporation or any successor thereto. Any rating or change in rating given by S&P shall be deemed effective, and in effect, when publicly announced by S&P.

     (d) The definition of "Scheduled Expiration Date" is restated in its entirety as follows:

        "Scheduled Expiration Date" means July 31, 1998; provided that if and only if, the requirements of Section 3.10 are satisfied, the "Scheduled Expiration Date" shall be extended to June 29, 1999.

     (e) The definition of "Securities Purchase Agreement" is restated in its entirety as follows:

PAGE

        "Securities Purchase Agreement" means the Securities Purchase Agreement dated as of March 31, 1993 between the Company and Masco Corporation, as in effect on the Closing Date in the form attached hereto as Exhibit J, and as heretofore or hereafter amended, supplemented or otherwise modified from time to time. Nothing in this Agreement shall prohibit the Company and Masco Corporation from amending or terminating such Securities Purchase Agreement, provided that at the time of such amendment or termination, and immediately after giving effect thereto, no Default exists or would exist.

     (f) The definition of "Subordinated Debt" is amended by (i) deleting clauses (b) and (c) thereof, (ii) redesignating clauses (d) and (e) thereof as clauses (c) and (d), respectively, (iii) adding the following new clause (b) immediately after the end of clause (a): "(b) Debt evidenced by the Company's 4-1/2% Convertible Subordinated Debentures due 2003, in the original principal amount of $345,000,000;", and (iv) in the provision beginning "provided further, however," of such definition, deleting (A) the word "respective" and (B) the references to "clauses (b), (c) and (d)" and "clauses
(c) and (d)" and substituting "clauses (b) and (c)" and "clause (c)", respectively, in place thereof.

     (g) The definition of "Tangible Capital Funds" is amended by deleting the reference therein to "July 31, 1998" and substituting "the
Scheduled Expiration Date" in place thereof.

     1.3 Section 1.3 is hereby amended by adding the following to the end of such Section:

        "Except as provided in the definition of Eurodollar Rate Interest Period, if any payment, report, financial statement, notice or other obligation is due hereunder on a day which is not a Business Day, then the due date thereof shall be extended to the next Business Day."

        1.4     Section 3.4(a) is hereby restated in its entirety as follows:

                 (a)     The Bid-Option.  In addition to Syndicated
                         Borrowings that are made pursuant to Section 3.1, the Company may, as set forth in this Section, from time to time after the Closing Date to but excluding the Termination Date request the Banks to offer to make Bid-Option Loans to the Company. Each Bank may, but shall have no obligation to, make such offers; furthermore, each Bank may limit the aggregate amount of Bid-Option Loans when quoting rates for more than one Bid-Option Interest Period in any Bid-Option Quote, provided that such limitation shall not be less than the minimum amounts required hereunder for Bid-Option Loans and the Company may choose among the Bid-Option Loans if such limitation is imposed.
                         The Company may, but shall have no obligation to, accept any such offers, in the manner set forth in this Section; provided that the Equivalent of the aggregate outstanding principal amount Bid-Option
                         Loans shall not at any time exceed (i) the excess of
                         (A) the aggregate amount of the over (B) the sum of
                         (x) the aggregate outstanding principal amount of Syndicated Loans plus (y) the Letter of Credit Obligations Amount, or (ii) fifty percent (50%) of the aggregate amount of the Commitments (as the same may be reduced in accordance with the terms of this Agreement during any applicable Bid-Option Interest Period); and provided, further, that the Dollar Equivalent of the aggregate outstanding principal amount of Foreign Currency
                         Loans shall not exceed $50,000,000.

     1.5 Section 3.7(b) is hereby amended by adding the following to the end of the first sentence thereof: "; provided, notwithstanding the foregoing, such facility fee shall be at a rate equal to 0.15% per annum for each day during which Level II Status is in effect and 0.10% per annum for each day during which Level I Status is in effect."

     1.6     Section 3.7 is further amended by adding the following subsection
(e):

                 (e) Extension Fee. If the facility is extended as provided in Section 3.10, the Company will pay to the Agent, for the pro rata benefit of the Banks that are parties to the Agreement following such extension, an extension fee equal points of the aggregate amount of the Commitment extended, payable on or before such extension is provided that no such fee shall be charged if at the time of extension of the Commitments Level I Status is in effect.

     1.7     Section 3.8 (b) is hereby restated in its entirety as follows:

                 (b) [intentionally omitted].

     1.8 Section 3.10 is hereby amended by deleting the first two sentences, and in their place substituting the following:

                                                      -4-
PAGE

     The Company may request that the Banks extend the Scheduled Expiration Date from July 31, 1998 to June 29, 1999. No such request shall be effective unless it is made in writing by the Company between the period from and including August 15, 1995 to and including October 15, 1995.

     1.9 Section 7.2(a) is hereby amended by adding the following to the end thereof: " The certificate will be accompanied by a calculation of the ratio of
(i) Senior Debt as of the end of such fiscal quarter to (ii) EBITDA Minus Capital Expenditures for the period of such fiscal quarter and the immediately preceding three fiscal quarters (calculated on a pro forma basis as appropriate)."

     1.10     Section 7.5 is hereby restated in its entirety as follows:

        Total Leverage Ratio. The Company will not permit or suffer the Total Leverage Ratio to be greater than (a) 1.75 to 1.0 as of the last day of any fiscal quarter of the Company occurring during the period from January 1, 1994 through December 30, 1994, (b) 1.40 to 1.0 as of December 31, 1994,(c) 1.65 to 1.0 as of the last day of any fiscal quarter of the Company occurring during the period from January 1, 1995 through December 30, 1995, (d) 1.40 to 1.0 as of December 31, 1995, (e) 1.65 to 1.0 as of the last day of any fiscal quarter of the Company occurring during the period from January 1, 1996 through December 30,1996, (f) 1.25 to 1.0 as of December 31, 1996, (g) 1.50
        to 1.0 as of the last day of any fiscal quarter of the Company occurring during the period from January 1, 1997 through December 30, 1997, (h) 1.0 to 1.0 as of December 31, 1997, (i) 1.25 to 1.0 as of
        the last day of any fiscal quarter of the Company occurring during the period from January 1, 1998 through December 30, 1998, (j) 1.0 to 1.0 as of December 31, 1998, and (k) 1.25 to 1.0 as of the last day of any fiscal quarter of the Company thereafter.

     1.11     Section 7.6 is hereby restated in its entirety as follows:

                 7.6  [Intentionally omitted].

     1.12     Section 7.7 is hereby restated in its entirety as follows:

        Tangible Capital Funds. The Company will not permit or suffer Tangible Capital Funds to at any time be less than the sum of (a) $500,000,000 plus (b) 66-2/3% of Net Income Minus Preferred Dividends for the period from January 1, 1995 through the then latest fiscal year end

PAGE
        of the Company; provided that for purposes of this Section 7.7, Net Income shall exclude the pre-tax amount attributable to recognition of the Deferred Trimas Gain or any portion thereof as income.

     1.13 Section 9.1(i) is hereby amended by deleting the word "or" appearing at the end thereof.

     1.14     Section 9.1(j) is hereby deleted.

     1.15     Schedule 1 and Exhibit G to the Agreement are hereby replaced with
Schedule 1 and Exhibit G, respectively, hereto.


ARTICLE II.  REPRESENTATIONS.  The Company represents and warrants that:

     2.1 The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate action and do not and will not violate the provisions of any applicable law or regulation or of the certificate of incorporation or bylaws of the Company or any Subsidiary or any order of any court, regulatory body or arbitral tribunal and do not and will not result in the breach of, or constitute a default or require any consent under, or create any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any indenture or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or its property may be bound or affected. The execution, delivery and performance of this Amendment do not require, for the validity thereof, nor does the enforceability of this Amendment require, any filing with, or consent, authorization or approval of, any state or federal agency or regulatory authority, other than filings, consents or approvals which have been made or obtained.

     2.2 This Amendment constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     2.3 After giving effect to the amendments herein contained, the representations and warranties contained in Article VI of the Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

     2.4     As of the date hereof, there is no Default.

 ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall not become effective until the following shall have been delivered to the Agent:

     3.1 This Amendment duly executed on behalf of the Company and each of the Banks.

     3.2 A copy of the resolutions adopted by the Board of Directors of the Company, certified by an officer of the Company as being true and correct and

                                                                    -6-
PAGE
in full force and effect without amendment as of the date hereof, authorizing the Company to enter into this Amendment.

     3.3 An opinion of counsel for the Company in the form of Schedule 3.3 hereto.


ARTICLE IV.  MISCELLANEOUS.

     4.1 References in the Agreement or in any note, certificate, instrument or other document to the Agreement shall be deemed to be references to the Agreement as amended hereby and as further amended from time to time.

     4.2 The Company agrees to pay and to save the Agent harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Agent in connection with preparing this Amendment and the related documents.

     4.3 The Company agrees that the Agreement and other documents and agreements executed by the Company in connection with the Agreement in favor of the Agent, the Co-Agents and/or the Banks are ratified and confirmed and shall remain in full force and effect, except as expressly amended hereby.

     4.4 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and telecopied signatures shall be effective.

     4.5 This Amendment is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.


      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of June 29, 1994, which shall be the effective date of this Amendment.

                                          MASCOTECH, INC.


                                          By: /s/ Timothy Wadhams
                                                  Timothy Wadhams
                                                  Its Vice President-
                                                  Controller and Treasurer

PAGE

                                  NBD BANK, N.A.


                                  By: /s/ Richard H. Huttenlocher
                                      Richard H. Huttenlocher
                                      Its: Vice President


                                  COMERICA BANK


                                  By: /s/ Charles L. Weddell
                                      Charles L. Weddell
                                      Its: Assistant Vice President


                                  THE BANK OF NEW YORK


                                  By: /s/ Douglas Ober
                                      Douglas Ober
                                      Its: Vice President


                                  THE FIRST NATIONAL BANK OF CHICAGO


                                  By: /s/ Susan L. Comstock
                                      Susan L. Comstock
                                      Its: Vice President



                                  MORGAN GUARANTY TRUST COMPANY OF NEW YORK


                                  By: /s/ John M. Mikolay
                                      John M. Mikolay
                                      Its: Vice President

PAGE

                                  NATIONSBANK OF NORTH CAROLINA, N.A.


                                  By: /s/ Stephen K. Foutch
                                      Stephen K. Foutch
                                      Its: Vice President


                                  CONTINENTAL BANK N.A.


                                  By:  /s/ Steven K. Ahrenholz
                                       Steven K. Ahrenholz
                                       Its: Vice President


                                  PNC BANK, NATIONAL ASSOCIATION
                                  (F/K/A PITTSBURGH NATIONAL BANK)

                                  By: /s/ Jack Broeren
                                      Jack Broeren
                                      Its: Vice President


                                  BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION

                                  By:   /s/ W.L. Hess
                                        W.L. Hess
                                        Its: Vice President


                                  MICHIGAN NATIONAL BANK


                                  By: /s/ Joseph M. Redoutey
                                      Joseph M. Redoutey
                                      Its: Second Vice President


                                  ROYAL BANK OF CANADA


                                  By: /s/ Holly Spencer Kaczmarczyk
                                      Holly Spencer Kaczmarczyk
                                      Its: Manager

                                                            -9-
PAGE

                                  NATIONAL CITY BANK


                                  By: /s/ Margaret S. Howe
                                      Margaret S. Howe
                                      Its: Vice President


                                  FIRST BANK NATIONAL ASSOCIATION

                                  By:   /s/ Michael J. McGroarty
                                        Michael J. McGroarty
                                        Its: Vice President


                                  THE FUJI BANK, LTD.


                                  By: /s/ Hidekazu Seo
                                      Hidekazu Seo
                                      Its: Joint General Manager


                                  CITIBANK, N.A.


                                  By: /s/ Barbara A. Cohen
                                      Barbara A. Cohen
                                      Its: Vice President


                                  WACHOVIA BANK OF GEORGIA, N.A.

                                  By: /s/ James B. Gburek
                                      James B. Gburek
                                      Its: Senior Vice President


                                  CANADIAN IMPERIAL BANK OF COMMERCE


                                  By:  /s/ Kent S. Davis
                                       Kent S. Davis
                                       Its: Authorized Signatory


                                                            -10-
PAGE

                                  CORESTATES PHILADELPHIA NATIONAL BANK


                                  By:  /s/ Ann Marie Fitzsimmons
                                       Ann Marie Fitzsimmons
                                       Its: Commercial Officer


                                  SHAWMUT BANK CONNECTICUT, N.A.


                                  By: /s/ Manfred O. Eigenbrod
                                      Manfred O. Eigenbrod
                                      Its: Managing Director


                                  FIRST NATIONAL BANK OF BOSTON


                                  By:  /s/ Rod Guinn
                                       Rod Guinn
                                       Its: Vice President



                                  THE SANWA BANK, LIMITED, CHICAGO BRANCH


                                  By:   /s/ Richard H. Ault
                                        Richard H. Ault
                                        Its: Vice President

                                                    SCHEDULE 1



                                                 Interest          Interest           Interest          Interest
                                                 Coverage Ratio    Coverage Ratio     Coverage          Coverage
APPLICATION                       Interest       equal to or       equal to or        Ratio equal       Ratio equal
MARGIN                            Coverage       greater than      greater than       to or greater     to or greater
CHART                             Ratio less     1.50:1.00         2.25:1:00 and      than 3.00:1.00    than
                                  than           and less than     less than          and less than     4.25:1.00
                                  1.50:1.00      2.25:1.00         3.00:1.00          4.25:1.00

    Senior Leverage Ratio

(a) as of any December 31,
    greater than 1.10:1.00,
    or
                                   1.375%         1.250%            1.125%             1.000%            .875%
(b) as of any other
    Determination Date,
    greater than 1.15:1.00

    Senior Leverage Ratio

(a) as of any December 31,
    equal to or less than
    1.10:1.00 and greater
    than 0.85:1.00, or
                                   1.250%          1.125%            1.000%             0.875%          .750%
(b) as of any other
    Determination Date,
    equal to or less than
    1.15:1.00 and greater
    than 0.90:1.00

    Senior Leverage Ratio

(a) as of any December 31,
    equal to or less than
    0.85:1.00 and greater
    than 0.60:1.00, or
                                  1.125%           1.000%            0.875%              0.750%         0.625%
(b) as of any other
    Determination Date,
    equal to or less than
    0.90:1.00 and greater
    than 0.65:1.00

    Senior Leverage Ratio

(a) as of any December 31,
    equal to or less than
    0.60:1.00 and greater
    than 0.50:1.00, or
                                  1.000%           0.875%            0.750%             0.625%         0.500%
(b) as of any other
    Determination Date,
    equal to or less than
    0.65:1.00 and greater
    than 0.55:1.00

    Senior Leverage Ratio

(a) as of any December 31,
    equal to or less than
    0.50:1.00, or
                                 0.875%            0.750%            0.625%             0.500%          0.45%
(b) as of any other
    Determination Date,
    equal to or less than
    0.55:1.00




                                                   EXHIBIT G

                                               BID-OPTION QUOTE


                                                    [Date]



NBD Bank, N.A., as Agent
611 Woodward Avenue
Detroit, Michigan  48226

Attention:  Michigan Banking Division


     Reference is made to the Credit Agreement, dated as of September 2, 1993, as amended, supplemented or otherwise modified, by and among MASCOTECH, INC., a Delaware corporation, the Banks and Co-Agents party thereto, and NBD Bank, N.A., as Agent. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in such Agreement.

     In response to your Invitation for Bid-Option Quotes dated _____, 19__, _________________________ (the "Bank"), hereby makes the following offer[s] to make [a] Bid-Option Loan[s]:


     1.     Quoting Bank: ____________________________

            Contact Person: _________________________


     2.     Date of proposed Borrowing: __________, 19__ <F1>


     3.     Quotes:


    Type of Bid-Option
    Loans:  Absolute Rate
    Dollar, Eurodollar                        Bid-Option Absolute
    Rate Dollar or Foreign                    Rate or Bid-Option
    Currency (also specify     Principal       Eurodollar Rate    Interest
  the foreign currency  <F2>   Amount <F3>     Margin <F4>       Period<F5>



(a) ______________________    _________    ___________________  ___________

(b) ______________________    _________    ___________________  ___________

(c) ______________________    _________    ___________________  ___________

     4. The aggregate amount of Bid-Option Loans which may be accepted by the Company pursuant to this Bid-Option Quote shall not exceed
$_________. <F6>

     The Bank acknowledges and agrees that this Bid-Option Quote (a) is irrevocable and (b) subject to the terms and conditions of the Credit Agreement, obligates it to make a Bid-Option Loan for which any quote is accepted, in whole or in part.

                             [Name of Bank]


                             By: ______________________________________


                                 Its: _________________________________



[FN]

<F1>                    As specified in the related Invitation for Bid-Option
                        Quotes.

<F2>                    As specified in the related Invitation for Bid-Option
                        Quotes.

<F3>                    The Dollar Equivalent of the principal amount (a)
                        must be (i) in the case of Dollar Bid-Option Loans, $5,000,000 or a larger multiple thereof, or (2) in the case of Foreign Currency Bid-Option Loans, not less than $1,000,000, and (b) may not exceed the Dollar Equivalent of the aggregate a of the related Bid-Option Borrowing specified in Invitation for Bid-Option Quotes.

<F4>                    Specify rate of interest per annum (rounded up to the
                        nearest 1/10,000th of 1%) or applicable margin, which may be positive or negative, expressed as a percentage (rounded up to the nearest 1/10,000th of 1%), as the case may be.

<F5>                    As specified in the related Invitation for Bid-Option
                        Quotes.

<F6>                    Must be at lease equal to the minimum amount
                        specified in note 3 above.